Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement (Form S-4 No. 333-137075) of Time Warner Telecom Inc. of our report dated April 26, 2006 (except for notes 2 and 17 as to which the date is August 28, 2006), relating to the financial statements of Xspedius Communications, LLC as of December 31, 2005, and for the year then ended, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ GHP Horwath, P.C.

Denver, Colorado

September 19, 2006